EXHIBIT 3.2

By-Laws for Iberdrola USA, Inc.

Amended and Restated

January 8, 2014

ARTICLE ONE. THE SHARE CAPITAL AND THE SHARES; SHAREHOLDERS

Section 1.1.	The share capital: Records of shareholder

1.	Share Capital. The share capital may be increased or reduced by majority vote and resolution of the Board, subject to approval of an amendment of the Company’s Certificate of Incorporation by the Company’s Shareholders and the other requirements established for such events under New York law.

2.	Record of Shareholders. The shares will be recorded in a book of registered shares kept at the office of the Company in the state of New York or at the office of its transfer agent or registrar in the State of New York, and the Board of the Company is entitled to issue an aggregate certificate to include all the shares held by any Shareholder as permitted under New York law.

Section 1.2.	Shareholders

1.	Annual Meeting. The Annual Meeting of the Shareholders of the Company shall be held within or without the State of New York at a location to be determined by the Board, on such date and time as may be fixed by the Board.

2.	Written Consent of Shareholders Without a Meeting. Whenever under any provision of law or of these Bylaws Shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent or by electronic submission setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

3.	Special Meetings. Special Meetings of the Shareholders may be called by the Board or by the Chairman or the Secretary at the written demand of a majority of the Board or at the written demand of the holders of at least ten percent (10%) of all outstanding shares entitled to vote on the action proposed to be taken at such meeting. Any such call or demand shall state the purpose or purposes of the proposed meeting. On failure of any officer above specified to call such Special Meeting when duly demanded, any signer of such demand may call such Special Meeting and give the notice thereof. Special meetings shall be held at such place within or without the State of New York as may be specified in the notice thereof. At any Special Meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice thereof, but any Special Meeting may be called and held in conjunction with an Annual Meeting of the Shareholders.

4.	Matters for Shareholder Voting.

a.	The Shareholders may vote, in each case in accordance with the provisions of New York law and these Bylaws, on those matters that are properly brought before an Annual or Special Shareholder Meeting.

b.	The Shareholders may propose for consideration at the Annual or Special Shareholder Meeting any matter not reserved to the Board by these Bylaws or applicable law.

c.	In particular, the Shareholders shall vote on the following matters, of which an affirmative vote by a majority of the votes cast by the shares at the time entitled to vote shall approve such proposed matter:

1º	The election and removal of the Directors and the determination and change in number of Directors;

2º	Adopt, amend or repeal the Bylaws;

3º	Approve the winding up, merger, universal transfer of the assets and liabilities, split-off and transformation of the Company;

4º	Any other matter submitted to the Shareholders for a decision by the Board as required by applicable law or otherwise.

5.	Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is so fixed by the Board, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is not given by reason of due waiver thereof, the day on which the meeting is held, and (b) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted. A determination of Shareholders of record entitled to notice of or to vote at any meeting of Shareholders, made in accordance with this Section, shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

6.

Notice of Meetings. Whenever Shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the Annual Meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a Special Meeting (including any such meeting to be held in conjunction with an Annual Meeting) shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally, by electronic communications or by first class mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four (24) nor more than fifty (50) days before the date of the meeting to each Shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States or other sovereign mail system, as appropriate, with postage thereon prepaid, directed to the Shareholder at its address as it appears on the record of Shareholders, or, if the Shareholder shall have filed with the Secretary of the Company a written request that notices to the Shareholder be mailed to some other address, then directed to the Shareholder at such other address. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date entitled to notice under this Section.

7.	Waivers of Notice. Notice of any meeting of Shareholders need not be given to any Shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such Shareholder.

8.	Quorum at Meetings. Except as otherwise provided by law, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at any meeting of Shareholders for the transaction of any business, but the Shareholders present may adjourn any meeting to another time or place despite the absence of a quorum. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any Shareholders.

9.	Presiding Officer and Secretary. At any meeting of the Shareholders, if neither the Chairman or a Vice Chairman of the Board nor the Chief Corporate Officer nor a Vice President nor a person designated by the Board to preside at the meeting shall be present, the Shareholders shall appoint a presiding officer for the meeting. If neither the Secretary nor an Assistant Secretary be present, the appointee of the person presiding at the meeting shall act as secretary of the meeting.

10.	Proxies. Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for such Shareholder by proxy. Every proxy shall be signed by the Shareholder or such Shareholder’s attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by law. Proxies shall be delivered to the Secretary of the Company or, if inspectors are appointed to act at a meeting, to the inspectors.

ARTICLE TWO. OFFICERS, AGENTS AND EMPLOYEES

Section 2.1.	Structure of the Company’s Management

1.	The business and affairs of the Company will be managed under the direction of its Board, In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by these Bylaws required to be exercised or done by the shareholders.

2.

The Board may delegate all or some of the authorities delegable by Law or the Bylaws to the officers, agents and employees of the Company. The officers of the Company may include a Chief Corporate Officer, and a Secretary, and may also include a Chairman of the Board, one or more Vice Presidents, and one or more Assistant Secretaries and such other officers as the Board may from time-to-time designate. The officers shall be appointed by the Board at the first meeting of the Board after the Annual Meeting of the Shareholders in each year. The Board may also appoint other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board. All officers shall hold office until the meeting of the Board following the next Annual Meeting of the Shareholders after their appointment and until their successors shall have been appointed and shall have qualified. Any two or more offices may be held by the same person, except the offices of the Chief Corporate Officer and Secretary. Any officer, agent or employee of the Company may be removed by the Board with or without cause. Such removal without cause shall be without prejudice to such person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Company shall not of itself create contract rights. The compensation of officers, agents and employees appointed by the Board shall be fixed by the Board, but this power may be delegated to any officer, agent or employee as to persons under his or her direction or control. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties. All officers as between themselves and the Company shall have such authority and perform such duties in the management of the Company as may be provided in these Bylaws or, to the extent not so provided, by the Board.

3.	Powers and Duties of the Chief Corporate Officer. The Chief Corporate Officer shall be appointed by the Board and shall have general organizational duties as shall be appointed by the Board, including to receive regular information on the activities of the Iberdrola USA group in order to support the corporate functions and lines of business in understanding the local legal, regulatory and market specifics in the US, to represent the company’s interest and act as a point of contact in the US, and to coordinate the activities of the Iberdrola USA group and its subsidiary companies. The Chief Corporate Officer may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Company, may execute any Shareholders’ or other consents in respect thereof and may, in his or her discretion, delegate such powers by executing proxies or otherwise on behalf of the Company. The Board, by resolution from time to time, may confer like powers upon any other person or persons.

4.	Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board or the Chief Corporate Officer may prescribe. In the absence or inability to act of the Chief Corporate Officer (and of the Chairman of the Board, if there be one), unless the Board shall otherwise provide, the Vice President who has served in that capacity for the longest time, and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the Chief Corporate Officer. The performance of any such duty by a Vice President shall be conclusive evidence of his or her power to act.

5.

Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the Shareholders and of the Board. He or she shall attend to the giving of all notices to Shareholders and Directors. He or she shall have charge of the seal of the Company and shall attest the same by his or her signature whenever required. He or she shall have charge of the record of Shareholders of the Company, and of such other books and papers as the Board may direct. He or she shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the Chief Corporate Officer or the Board.

6.	Powers and Duties of Assistant Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board may assign to him or her.

ARTICLE THREE. THE BOARD OF DIRECTORS

Section 3.1.	Election, number, composition and competencies of the Board of Directors

1.	The Board of Directors will consist of a minimum of three (3) Directors and a maximum of eleven (11), who will be elected by a majority vote of the Shareholders subject to applicable laws and these Bylaws. The term of office of each Director shall be from the time of his or her election and qualification until the Annual Meeting of Shareholders next succeeding his or her election and until his or her successor shall have been elected and shall have qualified. At least one (1) of the Directors must be an Independent Director.

2.	The number of Directors may be changed at any time and from time to time by vote of the Shareholders entitled to vote for the election of Directors, or, in the absence of a Shareholder designation, at any meeting of the Board by the vote of a majority of the entire Board, except that no decrease shall shorten the term of any incumbent Director.

3	Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board during the term of office, including without limitation the removal of Directors by the Shareholders without cause or Director resignation, may be filled either by vote of the Shareholders or by vote of the Directors. If the number of Directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the Directors then in office or by majority vote of the Shareholders at any Annual or Special Meeting of the Shareholders. Such newly created Directorships will be subject to Shareholder approval at the next Annual Shareholder Meeting.

4.	A Director may resign from his or her office at any time by delivering his or her resignation in writing to the Company, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Any or all of the Directors may be removed, for cause or without cause, by vote of the Shareholders. Any Director may be removed for cause by action of the Board.

5.	The Board of Directors has the authority to adopt resolutions on all matters that have not been attributed by the Bylaws or the Law to the Shareholders.

6.	Independent Director. To be considered an independent Director, the Board of Directors of the Company must affirmatively determine that the Director does not, other than in his or her capacity as a member of the Board or any board committee, have any material relationship with the Company, including: (i) direct or indirect acceptance of any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof; or (ii) status as an affiliated person of the Company, any subsidiary of the Company, or of any Shareholder owning ten percent or more of any class of voting shares of the Company.

Section 3.2.	Positions on the Board

1.	The Board of Directors will elect a Chairman from among its members, and, if so decided, a Vice-chairman, to be proposed by the Chairman.

2.	Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and of the Board at which he or she is present and shall perform such other duties as the Board may designate.

3.	Powers and Duties of the Vice Chairmen of the Board. Each Vice Chairman of the Board (if there be any) shall have such powers and perform such duties as the Board may prescribe. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and exercise all the powers of the Chairman of the Board that follows from his or her capacity as Director of the Company.

Section 3.3.	Meetings of the Board of Directors

1.	Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of New York as the Board from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof. Any one or more members of the Board or of any committee may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting of the Board or committee thereof. An Annual Meeting of the Board for the appointment of officers shall be held on the day on which the Annual Meeting of the Shareholders shall have been held, at the same place and as soon after the holding of such meeting of Shareholders as is practicable, and no notice thereof need be given. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. Special meetings of the Board shall be held whenever called by the Chairman or by at least one-third of the Directors then in office.

Notice of each such meeting shall be given by the Secretary or by a person calling the meeting to each Director by mailing the same not later than the second day before the meeting, or personally or by emailing or telephoning the same not later than the day before the meeting. Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

2.	Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing or by electronic submission to the adoption of a resolution authorizing such action. Each resolution so adopted and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

3.	Quorum and Voting. A majority of the entire Board shall constitute a quorum for the transaction of any business. Except as otherwise provided by law, the vote of a majority of the Directors present at a meeting at the time of the vote, if a quorum is present at such time, shall be the act of the Board, but a majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. No notice of any such adjournment need be given.

The resolutions will be passed by majority of the Directors present at the meeting, except when applicable law provide for a higher majority. In the event of a tie in voting, the Chairman of the Board will have the deciding vote.

Section 3.4.	Formalisation of the resolutions

1.	The deliberations and the resolutions of the Board will be recorded in the minute book, and will be signed by the Chairman and the Secretary, or whosoever has the authority to act in their stead.

2.	The certifications, total or partial, necessary to evidence the resolutions of the Board, will be issued and signed by the Secretary or the Assistant Secretary of the Board, and countersigned by the Chairman or, as appropriate, the Vice-chairman.

Section 3.5.	Committees of the Board of Directors

1.	The Board, by resolution adopted by a majority of the entire Board, may create and maintain committees composed of those designated from among its members. Each committee will be composed of one or more Directors designated by the Board of Directors, with the favourable vote of a majority of the Directors, and such positions will be renewed in the terms, manner and number as decided by the Board of Directors, which will also establish such committee’s rules of operation.

2.	The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

3.	The Board may accordingly create and maintain an Executive Committee to which it may delegate, unless otherwise decided by the Board, all the authorities of the Board which are delegable in accordance with applicable law or these Bylaws.

4.	The Board will establish a permanent Audit and Compliance Committee, made up of three (3) Directors appointed by the Board, including at least one independent Director.

The Audit and Compliance Committee will have a Chairman and a Secretary who will be appointed by the Board of Directors.

The Directors who are members of the Audit and Compliance Committee will hold such post for as long as they remain as Directors of the Company, except as otherwise decided by the Board. The renewal, re-election and discharge of the Directors who are members of the Committee will be governed according to the decisions of the Board.

The Company will have a Compliance Unit that is an independent internal Unit functionally connected to the Audit and Compliance Committee. The Compliance Unit will have expertise in the field of regulatory compliance and the prevention and correction of illegal or fraudulent acts.

The Audit and Compliance Committee’s, responsibilities will include the following activities:

a)	The Audit and Compliance Committee will oversee the Company’s Internal Audit Department. The Audit and Compliance Committee will report activities to the Board of Directors. The Audit and Compliance Committee shall ensure the independence and effectiveness of each internal audit, provide guidance and approve action plans and propose to the Board of Directors the appointment or removal of the Director of Internal Audit or the responsible person.

b)	Monitor the preparation and presentation of regulated financial information, assessing any proposal for changes in accounting policies and practices and internal control systems related to risks relevant to the Company, in order to identify the main risks that should be managed and disclosed.

c)	Analyze, together with the auditors, the significant weaknesses of the internal control system detected during the audit.

d)	Establish appropriate relationships with the auditors to receive information on any issues that may jeopardize their independence, for consideration by the Audit and Compliance Committee, and any other matters related to the audit process and other communications provided by law and auditing standards in the remaining audit. In any case, receive annually from the auditors written confirmation of their independence from the Company or entities related to it directly or indirectly, as well as information on additional services of any kind provided to these entities by the auditors account, or by persons or entities related to them in accordance with the provisions of the legislation on auditing.

e)	Issue annually, prior to the audit report, a report expressing an opinion on the independence of the auditors including during the provision of additional services referred to in the preceding paragraph.

f)	Receive information from the Compliance Unit regarding any relevant matter relating to regulatory compliance and the prevention and correction of illegal or fraudulent acts.

g)	Review, through the Compliance Unit, policies and procedures of the company to prove its effectiveness in preventing misconduct and identify any policies or procedures that are more effective in promoting the highest ethical standards, for submission to the Board of Directors.

h)	Review and endorse the annual operating budget of the Compliance Unit, for submission to the Board of Directors, and confirm that the Compliance Unit has the necessary human and material resources to carry out its functions, and ensure its independence and effectiveness.

i)	Approve the annual plan of activities of the Compliance Unit.

j)	Report on the proposed appointment of the Chief Compliance Officer.

k)	Such other powers, if any, it has been assigned by the Board of Directors.

The Audit and Compliance Committee of the Company, as well as Internal Audit Department and the Compliance Unit, shall discharge their functions with complete independence, notwithstanding the establishment of a suitable information and cooperation framework for the discharge of their functions with the Audit and Risk Supervision Committee, the Corporate Social Responsibility Committee, the Internal Audit Area and the Compliance Unit of the parent company of the Group.

Section 3.6.	Director’s general duties

Each Director shall perform his duties as a Director, including his duties as a member of any committee of the board upon which he may serve, in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances.

Section 3.7.	Director’s duty of confidentiality

1.	Directors must maintain confidentiality in respect of the deliberations of the Board of Directors and of the Committees of which they are members, as appropriate, and, in general, they will not disclose information, data, reports or background information to which they have had access in the performance of their position, or use such items for their own benefit or for the benefit of any third party, without prejudice to the transparency and reporting obligations imposed by applicable legislation.

2.	The Directors’ obligation to maintain confidentiality will remain valid even after they cease to be Directors.

3.	The Directors shall not disclose confidential operational information or confidential market information related to the transmission and distribution systems of the Company’s regulated utilities to unregulated affiliates, unless applicable regulations and circumstances allow for such information sharing.

Section 3.8.	Conflicts of interest, transactions with Directors and transactions with the shareholders and with other companies belonging to its group

Subject to applicable law no director of the Company shall be deemed to have an interest in any transaction solely as a result of such transaction being entered into with an affiliated entity where such director serves as a director or officer and does not otherwise have any personal interest in the transaction.

Section 3.9.	Remuneration of the Directors

Directors may receive compensation for their services as Directors in such form and amounts and at such times as may be prescribed from time to time by the Board.

Section 3.10.	Powers of information and inspection

Any person who shall have been a Shareholder of record of the Company upon at least five days’ written demand shall have the right to examine in person or by agent or attorney, during usual business hours, its minutes of the proceedings of its Shareholders and record of Shareholders and to make extracts there from for any purposes reasonably related to such person’s interest as a Shareholder.

Section 3.11.	Assistance of experts

1.	In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements including financial statements and other financial data, in each case prepared or presented by:

a) one or more officers or employees of the Company or any other company of which at least fifty percent of the outstanding shares of stock entitling the holders thereof to vote for the election of Directors is owned, directly or indirectly, by the Company, whom the Director believes to be reliable and competent in the matters presented;

b) counsel, public accountants, or other persons as to matters which the Director believes to be within such person’s professional or expert competence;

c) a committee of the board upon which he does not serve as to matters within its designated authority, which committee the Director believes to merit confidence, so long as in so relying he shall be acting in good faith and with such degree of care, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

2.	A request for the engagement of an expert will be made through the Chairman or the Secretary of the Board of Directors, who may make it conditional on authorisation first being obtained from the Board of Directors, which may be denied for just cause, including for the following reasons:

a)	The engagement of experts is not necessary for the proper performance of the duties entrusted to the Directors.

b)	The cost of the engagement is unreasonable, in view of the importance of the problem and the Company’s assets and income.

c)	The technical assistance received may be adequately provided by the Company’s experts and technicians.

d)	It may imply a risk to the confidentiality of the information to be provided to the expert.

ARTICLE FOUR. THE ANNUAL ACCOUNTS, DISTRIBUTION OF PROFITS, MISCELLANEOUS

Section 4.1.	Financial year annual accounts

1.	The financial year will begin on 1 January of each year and close on 31 December.

2.	The Annual Accounts, and the Management Report will be prepared following the structure, the principles and the instructions contained in legislation in force.

Within the first three months of each year the Board of Directors will draft the Annual Accounts, the Management Report and the Proposal for Allocation of the Result. The Annual Accounts and the Management Report must be signed by all the Directors. If the signature of any Director is missing, this fact will be indicated in each document in which such signature is missing, indicating the reason for the absence.

Section 4.2.	Auditors

1.	The Annual Accounts and the Management Report must be reviewed by the Auditor.

2.	The Auditor will be proposed by the Audit Committee, approved by the Board of Directors before the end of the year to be audited. The appointment will be for the specific initial period in accordance with the applicable Law. Once the initial term has elapsed, the Auditor may be re-appointed by the Board and re-approved by the Shareholders on the terms and for the periods provided by applicable law.

3.	The Auditors will prepare a detailed report on the results of their audit, in accordance with legislation, regulations and rules applicable to audits.

Section 4.3.	Indemnification

1.	Any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his testator or intestate, is or was a Director, officer or employee of the Company or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, shall be indemnified by the Company against any and all judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees, actually and reasonably incurred as a result of or in connection with any such action or proceeding or any appeal therein, except as provided in the next paragraph. Except in the case of an action or proceeding against a director, officer, or employee specifically approved by the Board of Directors, the Company shall pay expenses incurred by or on behalf of such person in defending such a civil or criminal action or proceeding (including appeals) in advance of the final disposition of such action or proceeding, to the full extent permitted by law, in accordance with the restrictions noted herein and provided such person acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Company. Such payments shall be made promptly upon receipt by the Company, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for such expenses.

2.	Notwithstanding the foregoing, indemnification is prohibited if (i) such person engaged in conduct that, through a final judicial adjudication, is determined to constitute either a breach of such person’s duty of loyalty to the Company or its Shareholders or an act or omission committed in bad faith or which involves intentional misconduct or a knowing violation of the law; or (ii) indemnification would violate any provision of the Certificate of Incorporation, these Bylaws, any Board, and the Company shall advance his or her related expenses, to the full extent permitted by law, in accordance with the restrictions noted herein and provided such person acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Company.

Section 4.4.	Amendments

1.	These Bylaws may be adopted, amended or repealed by a majority of the votes cast by the Shareholders at the time entitled to vote in the election of any Directors.

2.	Specific Bylaws may also be adopted, amended or repealed by the Board by such vote as may be therein specified. Any bylaw adopted by the Board may be amended or repealed by the Shareholders entitled to vote thereon.

Section 4.5.	Transferring the share: Replacement of lost, stolen or destroyed certificates

1.	Transferring the Shares. The shares of the Company may be transferred to any person, in accordance with the laws of New York and any other applicable Law or regulation. Transfers of shares on the record of the Shareholders of the Company shall be made only upon surrender to the Company of the certificate or certificates for such shares, duly endorsed or accompanied by proper evidence of succession assignment or authority to transfer.

2.	Replacement of Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board may require such owner to satisfy other reasonable requirements.

Section 4.6	Seal

The seal of the Corporation shall be circular in form and contain the name of the Corporation, the words “Corporate Seal” and “New York” and the year the Corporation was formed in the center. The Corporation may use the seal by causing it or a facsimile to be affixed or impressed or reproduced in any manner.